Exhibit 99.1
Dole plc Reports Third Quarter 2026 Financial Results
DUBLIN – November 9, 2026 - Dole plc (NYSE: DOLE) ("Dole" or the "Group" or the "Company") today released its financial results for the three and nine months ended September 30, 2026.
Third Quarter Highlights:
•Solid Group performance despite a challenging operating environment
•Revenue increased 3.8% to $2.4 billion
•Net Income increased $34.5 million to $48.3 million, benefiting from a gain on the Ecuador port sale
•Adjusted EBITDA increased 4.1% to $84.1 million, reflecting the strength of our diversified business model
•Balance sheet strengthened, with Net Leverage reduced to 1.3x following completion of the Ecuador port sale
•Greenfood Fresh Produce integration underway with plans progressing for the multi-year development of the Helsingborg facility
•Ongoing capital returns to shareholders, with $10.0 million of share repurchases during the quarter

Financial Highlights

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

	(U.S. Dollars in millions, except per share amounts) (Unaudited)
Revenue	2,366	2,279	7,208	6,807
Net Income	48.3	13.8	121.2	76.0
Net Income attributable to Dole plc	38.5	5.1	95.8	54.0
Diluted EPS	0.41	0.05	1.00	0.56
Adjusted EBITDA[1]	84.1	80.8	301.1	322.7
Adjusted Net Income[1]	15.0	15.0	89.9	101.3
Adjusted Diluted EPS[1]	0.16	0.16	0.94	1.06
Commenting on the results, Carl McCann, Executive Chairman, said:
“We are pleased with the Group’s solid performance in the third quarter against a challenging operating backdrop.
The strategic actions we have taken over the last 18 months have strengthened our business, leaving Dole a more focused company today, with greater financial flexibility to support our continued development.
Due to the higher cost environment, our expectations for the remainder of the year have moderated and we are now targeting full-year Adjusted EBITDA in the range of $380 million to $390 million for 2026.”

Group Results - Third Quarter
Revenue increased 3.8%, or $87.3 million, primarily due to positive operational performance in the Diversified Fresh Produce - Americas & ROW and Diversified Fresh Produce - EMEA segments together with a net positive impact from acquisitions and divestitures of $47.4 million, partially offset by a decrease in revenue in Fresh Fruit. On a like-for-like basis2, revenue increased 2.0%, or $46.1 million.
Gross Profit increased $13.5 million, primarily due to higher revenue, partially offset by higher cost of sales due to increased trading activity in the Diversified Fresh Produce - Americas & ROW segment as well as the Diversified Fresh Produce - EMEA segment due to increased trading activity and the net impact of acquisitions and divestitures.
Operating Income increased $64.7 million, primarily due to the gain of $48.6 million on the Ecuador port sale, higher Gross Profit and lower impairment charges on assets, offset partially by higher SMG&A expenses.

Net Income increased to $48.3 million from $13.8 million in the prior year, primarily due to higher Operating Income and lower interest expense, as well as a loss of $10.2 million in discontinued operations (Fresh Vegetables) that occurred in the prior year only. This increase was partially offset by higher tax expense which included a $22.2 million tax charge on the Ecuador port sale and lower other income, primarily reflecting $10.0 million of insurance proceeds recognized in the prior year.
Adjusted EBITDA increased 4.1%, or $3.3 million, primarily driven by good performance in the Diversified Fresh Produce - Americas & ROW segment as well as an increase in Fresh Fruit offset by a marginal decrease in Diversified Fresh Produce - EMEA.
Adjusted Net Income was in line with prior year, with higher Adjusted EBITDA, lower depreciation charges and lower interest expense offset primarily by higher tax expense. Adjusted Diluted EPS was $0.16 for the three months ended September 30, 2026 and the prior year.
Selected Segmental Financial Information

	Three Months Ended
	September 30, 2026		September 30, 2025

	(U.S. Dollars in thousands) (unaudited)
	Revenue	Adjusted EBITDA[1]	Revenue	Adjusted EBITDA[1]
Fresh Fruit	$818,698	$28,776	$890,356	$27,153
Diversified Fresh Produce - EMEA	1,090,695	39,474	997,802	40,740
Diversified Fresh Produce - Americas & ROW	479,191	15,811	419,991	12,876
Intersegment	(22,409)	—	(29,234)	—
Total	$2,366,175	$84,061	$2,278,915	$80,769

	Nine Months Ended
	September 30, 2026		September 30, 2025

	(U.S. Dollars in thousands) (unaudited)
	Revenue	Adjusted EBITDA[1]	Revenue	Adjusted EBITDA[1]
Fresh Fruit	$2,729,182	$131,586	$2,741,092	$163,240
Diversified Fresh Produce - EMEA	3,224,450	115,370	2,990,686	117,384
Diversified Fresh Produce - Americas & ROW	1,339,316	54,179	1,169,752	42,085
Intersegment	(85,187)	—	(94,784)	—
Total	$7,207,761	$301,135	$6,806,746	$322,709

Third Quarter Segmental Commentary

Fresh Fruit
Revenue decreased 8.0%, or $71.7 million, primarily due to tariff-related impacts, as well as lower banana volumes in North America and lower pineapple volumes in Europe, reflecting the impact of adverse weather conditions on supply. This decrease was partially offset by higher banana volumes in Europe, improved underlying banana pricing in North America and the benefit of contractual fuel surcharge mechanisms.
Adjusted EBITDA increased 6.0%, or $1.6 million, primarily driven by improved underlying banana pricing in North America and higher banana volumes in Europe. These benefits were partially offset by elevated pineapple production costs due to adverse weather conditions and the continued strengthening of the Costa Rican Colón against the U.S. Dollar. Our key markets continued to experience increased shipping and logistics costs due to higher fuel costs, partially offset by the related fuel surcharge benefits in North America.
Diversified Fresh Produce – EMEA
Revenue increased 9.3%, or $92.9 million, primarily due to the acquisition of Greenfood Fresh Produce in Scandinavia at the beginning of the quarter, as well as underlying growth in Scandinavia, partially offset by lower revenue in Spain. On a like-for-like basis, revenue increased 4.1%, or $41.3 million.

Adjusted EBITDA decreased 3.1%, or $1.3 million, primarily due to weaker performance in the Netherlands and Spain, partially offset by an improved performance in Scandinavia, Ireland and the U.K. On a like-for-like basis, Adjusted EBITDA decreased 2.0%, or $0.8 million.
Diversified Fresh Produce – Americas & ROW
Revenue increased 14.1%, or $59.2 million, primarily driven by higher volumes in our North America business with strong underlying growth in key products including kiwi, avocados, grapes and tomatoes.
Adjusted EBITDA increased 22.8%, or $2.9 million, driven by a strong performance in our North American business, reflecting positive volume growth as well as a good performance in our Southern Hemisphere export business.
Capital Expenditures
Cash capital expenditures for the nine months ended September 30, 2026 were $64.4 million. Expenditures included farming investments in Latin America, investments in distribution facilities and ripening rooms in Europe, as well as other machinery and equipment related to blueberry and avocado packing in Europe.
Greenfood Fresh Produce Acquisition
On July 2, 2026, the acquisition of Greenfood Fresh Produce was completed. Greenfood Fresh Produce is a fresh produce distributor in the Nordic region, and the acquisition strengthens the Group’s position in this market. Preliminary cash consideration paid, less cash acquired, was $0.4 million. The Group is progressing plans for the multi-year development of the Helsingborg facility acquired with the business, incorporating advanced warehouse and robotics technology to support greater operational efficiency.
Free Cash Flow from Continuing Operations, Net Debt and Net Leverage
Free cash flow from continuing operations was an inflow of $59.3 million for the nine months ended September 30, 2026, compared to an outflow of $66.2 million in the prior year. The improvement primarily reflected lower seasonal working capital outflows, the timing benefit of tariff-related impacts, lower tax and interest payments, and lower capital expenditures in the current year.
Net Debt was impacted by the completion of the Ecuador port sale. Net cash proceeds, after accounting for the pre-closing ownership restructuring and net of cash transferred, transaction completion adjustments and transaction costs paid, were $126.7 million for the nine months ended September 30, 2026. The cumulative net cash proceeds, including adjustments for cash taxes to be paid, transaction costs and other adjustment items, are expected to be approximately $95.0 million. Net Debt and Net Leverage as of September 30, 2026 were $491.3 million and 1.3x, respectively.
Dividend
On November 6, 2026, the Board of Directors of Dole plc declared a cash dividend for the third quarter of 2026 of $0.085 per share, payable on January 6, 2027 to shareholders of record on December 16, 2026. A cash dividend of $0.085 per share was paid on October 7, 2026 for the second quarter of 2026.
Share Repurchase Program
During the quarter, we repurchased 762,319 shares at an average price of $13.10 per share, totaling $10.0 million. For the nine months ended September 30, 2026, we repurchased 1,788,179 shares at an average price of $13.76 per share, totaling $24.6 million. As of September 30, 2026, $75.4 million remained available for repurchase under the share repurchase program.
Outlook for Fiscal Year 2026 (forward-looking statement)
As we move through the final quarter of the year, the Group continues to demonstrate its resilience. Fuel and shipping costs remain elevated and weather conditions, including the effects of El Niño, continue to affect fruit availability. Within Fresh Fruit, our fuel surcharge mechanisms in North America provide significant protection against higher shipping fuel costs. In Europe, higher shipping fuel costs are expected to have an impact of approximately $16 million relative to our original expectations for 2026.
We continue to expect year-on-year improvement in the fourth quarter, albeit at a lower level than anticipated at the time of our second quarter results.
We are now targeting full-year Adjusted EBITDA in the range of $380 million to $390 million for 2026, compared with approximately $400 million previously.
For full-year 2026, we are reducing our guidance for routine capital expenditure to approximately $90 million and maintaining our interest expense guidance at approximately $58 million.
Footnote Index
1.Refer to the Appendix of this release for an explanation and reconciliation of non-GAAP financial measures used in this release to comparable GAAP financial measures.
2.Like-for-like basis refers to the measure excluding the impact of foreign currency translation movements and acquisitions and divestitures. Refer to the Appendix and "Supplementary Reconciliation of Prior Year Segment Results to Current Year Segment Results" for further detail on these impacts and the calculation of like-for-like basis variances.
About Dole plc
A global leader in fresh produce, Dole plc produces, markets, and distributes an extensive variety of fresh fruits and vegetables sourced locally and from around the world. Dedicated and passionate in exceeding our customers’ requirements in over 85 countries, our goal is to make the world a healthier and a more sustainable place.
Webcast and Conference Call Information
Dole plc will host a conference call and simultaneous webcast at 08:00 a.m. Eastern Time today to discuss the third quarter 2026 financial results. The live webcast and a replay after the event can be accessed at www.doleplc.com/investor-relations/events-and-presentations or directly at www.events.q4inc.com/attendee/145693531.
Forward-looking information
Certain statements made in this press release that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s beliefs, assumptions, and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive,” “target” or similar words, or the negative of these words, identify forward-looking statements. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates, or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made except as required by the federal securities laws.

Investor Contact:
James O'Regan, Head of Investor Relations, Dole plc
james.oregan@doleplc.com
+353 1 887 2794
Media Contact:
Brian Bell, Ogilvy
brian.bell@ogilvy.com
+353 87 2436 130

Appendix
Condensed Consolidated Statements of Operations - Unaudited

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

	(U.S. Dollars and shares in thousands, except per share amounts)
Revenues, net	$2,366,175	$2,278,915	$7,207,761	$6,806,746
Cost of sales	(2,197,494)	(2,123,734)	(6,658,791)	(6,251,072)
Gross profit	168,681	155,181	548,970	555,674
Selling, marketing, general and administrative expenses	(127,457)	(123,621)	(399,675)	(366,341)
Gain on disposal of businesses	48,562	143	49,726	552
Gain on asset sales	1,954	842	3,307	13,966
Impairment and asset write-downs of property, plant and equipment and lease assets	(2,859)	(8,394)	(3,993)	(8,576)
Operating income	88,881	24,151	198,335	195,275
Other (expense) income, net	(20)	12,614	8,387	(6,450)
Interest income	3,762	3,478	12,334	9,473
Interest expense	(14,871)	(16,641)	(42,314)	(51,339)
Income from continuing operations before income taxes and equity earnings	77,752	23,602	176,742	146,959
Income tax expense	(34,087)	(6,100)	(70,871)	(49,182)
Equity method earnings	4,638	6,559	15,294	23,352
Income from continuing operations	48,303	24,061	121,165	121,129
Loss from discontinued operations, net of income taxes	—	(10,236)	—	(45,156)
Net income	48,303	13,825	121,165	75,973
Income attributable to noncontrolling interests	(9,792)	(8,720)	(25,373)	(21,990)
Net income attributable to Dole plc	$38,511	$5,105	$95,792	$53,983

Income per share - basic:
Continuing operations	$0.41	$0.16	$1.01	$1.04
Discontinued operations	—	(0.11)	—	(0.47)
Net income per share attributable to Dole plc - basic	$0.41	$0.05	$1.01	$0.57

Income per share - diluted:
Continuing operations	$0.41	$0.16	$1.00	$1.03
Discontinued operations	—	(0.11)	—	(0.47)
Net income per share attributable to Dole plc - diluted	$0.41	$0.05	$1.00	$0.56

Weighted-average shares:
Basic	94,328	95,163	94,847	95,139
Diluted	94,927	95,979	95,462	95,835

Condensed Consolidated Balance Sheets - Unaudited

	September 30, 2026	December 31, 2025

ASSETS	(U.S. Dollars and shares in thousands)
Cash and cash equivalents	$295,777	$267,854
Receivables, net of allowances of $65,027 and $75,500, respectively	955,680	804,621
Inventories, net of allowances of $4,358 and $3,659, respectively	472,414	509,260
Prepaid expenses and other current assets	104,998	94,316
Assets held for sale	6,462	75,689
Total current assets	1,835,331	1,751,740
Investments in unconsolidated affiliates	145,609	142,082
Actively marketed property	42,286	53,231
Property, plant and equipment, net of accumulated depreciation of $645,953 and $619,706, respectively	1,051,948	1,081,656
Operating lease right-of-use assets	445,230	371,366
Goodwill	441,444	434,345
DOLE® brand	306,280	306,280
Other intangible assets, net of accumulated amortization of $134,228 and $133,022, respectively	14,658	18,997
Other assets	160,404	147,758
Deferred income tax assets	88,586	88,669
Total assets	$4,531,776	$4,396,124
LIABILITIES AND EQUITY
Accounts payable	$789,830	$712,483
Accrued liabilities	619,305	573,008
Bank overdraft, notes payable and current portion of long-term debt, net	64,363	67,279
Current maturities of operating leases	86,786	71,379
Other current liabilities	68,203	56,285
Liabilities held for sale	—	14,047
Total current liabilities	1,628,487	1,494,481
Long-term debt, net	716,830	799,814
Operating leases, less current maturities	365,154	306,566
Deferred income tax liabilities	83,830	90,100
Other long-term liabilities	211,246	203,390
Total liabilities	$3,005,547	$2,894,351

Redeemable noncontrolling interests	33,992	29,716
Stockholders’ equity:
Common stock — $0.01 par value; 300,000 shares authorized; 93,696 and 95,163 shares outstanding as of September 30, 2026 and December 31, 2025, respectively	937	952
Additional paid-in capital	781,051	804,247
Retained earnings	747,703	676,371
Accumulated other comprehensive loss	(135,241)	(117,467)
Total equity attributable to Dole plc	1,394,450	1,364,103
Equity attributable to noncontrolling interests	97,787	107,954
Total equity	1,492,237	1,472,057
Total liabilities, redeemable noncontrolling interests and equity	$4,531,776	$4,396,124

Condensed Consolidated Statements of Cash Flows - Unaudited

	Nine Months Ended
	September 30, 2026	September 30, 2025

Operating Activities	(U.S. Dollars in thousands)
Net income	$121,165	$75,973
Loss from discontinued operations, net of taxes	—	45,156
Income from continuing operations	121,165	121,129
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities - continuing operations:
Depreciation and amortization	82,530	83,645
Impairment and asset write-downs of property, plant and equipment and lease assets	3,993	8,576
Net gain on sale of assets	(3,307)	(13,966)
Net gain on sale of businesses	(49,726)	(552)
Net (gain) loss on financial instruments	(11,128)	22,365
Stock-based compensation expense	5,171	5,000
Equity method earnings	(15,294)	(23,352)
Noncash debt refinancing expenses	—	1,921
Amortization of debt discounts and debt issuance costs	2,337	4,733
Deferred tax (benefit) expense	(3,926)	2,075
Pension and other postretirement benefit plan cost	7,375	4,535
Dividends received from equity method investments	8,736	8,744
Gain on insurance proceeds	—	(11,542)
Other	—	(1,337)
Changes in operating assets and liabilities:
Receivables, net of allowances	(141,154)	(203,434)
Inventories	34,840	(5,583)
Prepaids, other current assets and other assets	(39,649)	(244)
Accounts payable, accrued liabilities and other liabilities	121,718	24,228
Net cash provided by operating activities - continuing operations	123,681	26,941
Investing activities
Sales of assets	13,509	12,093
Capital expenditures	(64,382)	(93,101)
Proceeds from sale of businesses, net of transaction costs and cash transferred	131,674	68,515
Insurance proceeds	—	19,550
Net sales (purchases) of unconsolidated affiliates	387	(2,055)
Other acquisitions, net of cash acquired	(2,749)	(2,489)
Other	(368)	(24)
Net cash provided by investing activities - continuing operations	78,071	2,489
Financing activities
Proceeds from borrowings and overdrafts	1,504,283	1,533,582
Repayments on borrowings and overdrafts	(1,591,341)	(1,516,208)
Dividends paid to shareholders	(24,759)	(24,171)
Dividends paid to noncontrolling interests	(22,567)	(22,917)
Repurchases of Ordinary shares	(24,644)	—
Tax payments for net settlement of share-based payments	(3,378)	—
Other noncontrolling interest activity, net	(3,926)	—
Payment of contingent consideration	(2,738)	(1,015)
Net cash (used in) financing activities - continuing operations	(169,070)	(30,729)
Effect of foreign exchange rate changes on cash	(4,759)	17,988
Net cash used in operating activities - discontinued operations	—	(27,109)
Net cash used in investing activities - discontinued operations	—	(6,626)
Cash used in discontinued operations, net	—	(33,735)
Increase (decrease) in cash and cash equivalents	27,923	(17,046)
Cash and cash equivalents at beginning of period, including discontinued operations	267,854	331,719
Cash and cash equivalents at end of period, including discontinued operations	$295,777	$314,673
Supplemental cash flow information:
Income tax payments, net of refunds	$(52,602)	$(71,546)
Interest payments on borrowings	$(41,000)	$(48,438)

Reconciliation from Net Income to Adjusted EBITDA - Unaudited
The following information is provided to give quantitative information related to items impacting comparability. Refer to the 'Non-GAAP Financial Measures' section of this document for additional detail on each item.

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

	(U.S. Dollars in thousands)
Net income (Reported GAAP)	$48,303	$13,825	$121,165	$75,973
Loss from discontinued operations, net of income taxes	—	10,236	—	45,156
Income from continuing operations (Reported GAAP)	48,303	24,061	121,165	121,129
Income tax expense	34,087	6,100	70,871	49,182
Interest expense	14,871	16,641	42,314	51,339
Mark to market (gains) losses	(74)	(1,000)	(7,347)	22,069
Gain on asset sales	(1,168)	—	(1,215)	(11,178)
Gain on disposal of businesses	(48,562)	(143)	(49,726)	(552)
Legal and restructuring costs	—	—	23,054	—
Asset write-downs, net of insurance proceeds	1,462	(8,257)	1,646	(11,874)
Impairment of property, plant and equipment and lease assets	2,762	8,208	3,745	8,208
Other items[1,2]	(656)	795	(755)	4,078
Adjustments from equity method investments	3,553	3,280	7,134	629
Adjusted EBIT (Non-GAAP)	54,578	49,685	210,886	233,030
Depreciation	25,452	27,022	78,299	78,331
Amortization of intangible assets	1,309	1,845	4,231	5,314
Depreciation and amortization adjustments from equity method investments	2,722	2,217	7,719	6,034
Adjusted EBITDA (Non-GAAP)	$84,061	$80,769	$301,135	$322,709

1 For the three months ended September 30, 2026, other items is primarily comprised of $0.9 million of interest income on deferred transaction consideration, offset by various immaterial items. For the three months ended September 30, 2025, other items is primarily comprised of various immaterial items.
2 For the nine months ended September 30, 2026, other items is primarily comprised of $2.8 million of interest income on deferred transaction consideration, offset by $1.4 million of acquisition and transaction costs and other various immaterial items. For the nine months ended September 30, 2025, other items is primarily comprised of $3.2 million of net debt refinancing expenses and other various immaterial items.

Reconciliation from Net Income attributable to Dole plc to Adjusted Net Income - Unaudited
The following information is provided to give quantitative information related to items impacting comparability. Refer to the 'Non-GAAP Financial Measures' section of this document for additional detail on each item. Refer to the following pages for supplementary reconciliations on these items.

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

	(U.S. Dollars and shares in thousands, except per share amounts)
Net income attributable to Dole plc (Reported GAAP)	$38,511	$5,105	$95,792	$53,983
Loss from discontinued operations, net of income taxes	—	10,236	—	45,156
Income from continuing operations attributable to Dole plc	38,511	15,341	95,792	99,139
Adjustments:
Amortization of intangible assets	1,309	1,845	4,231	5,314
Mark to market (gains) losses	(74)	(1,000)	(7,347)	22,069
Gain on asset sales	(1,168)	—	(1,215)	(11,178)
Gain on disposal of businesses	(48,562)	(143)	(49,726)	(552)
Legal and restructuring costs	—	—	23,054	—
Asset write-downs, net of insurance proceeds	1,462	(8,257)	1,646	(11,874)
Impairment of property, plant and equipment and lease assets	2,762	8,208	3,745	8,208
Other items[3,4]	298	795	2,044	4,078
Adjustments from equity method investments	60	272	(1,708)	(7,160)
Income tax on items above and discrete tax items	20,561	(2,361)	20,245	(4,492)
NCI impact of items above	(209)	318	(893)	(2,302)
Adjusted Net Income for Adjusted EPS calculation (Non-GAAP)	$14,950	$15,018	$89,868	$101,250

Adjusted earnings per share – basic (Non-GAAP)	$0.16	$0.16	$0.95	$1.06
Adjusted earnings per share – diluted (Non-GAAP)	$0.16	$0.16	$0.94	$1.06
Weighted average shares outstanding – basic	94,328	95,163	94,847	95,139
Weighted average shares outstanding – diluted	94,927	95,979	95,462	95,835

3 For the three months ended September 30, 2026, other items is primarily comprised of various immaterial items. For the three months ended September 30, 2025, other items is primarily comprised of various immaterial items.
4 For the nine months ended September 30, 2026, other items is primarily comprised of $1.4 million of acquisition and transaction costs and other various immaterial items. For the nine months ended September 30, 2025, other items is primarily comprised of $3.2 million of net debt refinancing expenses and other various immaterial items.

Supplemental Reconciliation from Net Income attributable to Dole plc to Adjusted Net Income - Unaudited
The following information is provided to give quantitative information related to items impacting comparability. Refer to the 'Non-GAAP Financial Measures' section of this document for additional detail on each item.

	Three Months Ended September 30, 2026 (U.S. Dollars in thousands)
	Revenues, net	Cost of sales	Gross profit	Gross Margin %	Selling, marketing, general and administrative expenses	Other operating items[5]	Operating Income
Reported (GAAP)	$2,366,175	(2,197,494)	168,681	7.1%	(127,457)	47,657	$88,881
Loss from discontinued operations, net of income taxes	—	—	—		—	—	—
Amortization of intangible assets	—	—	—		1,309	—	1,309
Mark to market (gains) losses	—	(77)	(77)		—	—	(77)
Gain on asset sales	—	—	—		—	(1,168)	(1,168)
Gain on disposal of businesses	—	—	—		—	(48,562)	(48,562)
Legal and restructuring costs	—	—	—		—	—	—
Asset write-downs, net of insurance proceeds	—	1,462	1,462		—	—	1,462
Impairment of property, plant and equipment and lease assets	—	—	—		—	2,762	2,762
Other items	—	363	363		(110)	—	253
Adjustments from equity method investments	—	—	—		—	—	—
Income tax on items above and discrete tax items	—	—	—		—	—	—
NCI impact of items above	—	—	—		—	—	—
Adjusted (Non-GAAP)	$2,366,175	(2,195,746)	170,429	7.2%	(126,258)	689	$44,860

	Three Months Ended September 30, 2025 (U.S. Dollars in thousands)
	Revenues, net	Cost of sales	Gross profit	Gross Margin %	Selling, marketing, general and administrative expenses	Other operating items[6]	Operating Income
Reported (GAAP)	$2,278,915	(2,123,734)	155,181	6.8%	(123,621)	(7,409)	$24,151
Loss from discontinued operations, net of income taxes	—	—	—		—	—	—
Amortization of intangible assets	—	—	—		1,845	—	1,845
Mark to market (gains) losses	—	(381)	(381)		—	—	(381)
Gain on asset sales	—	—	—		—	—	—
Gain on disposal of businesses	—	—	—		—	(143)	(143)
Asset write-downs, net of insurance proceeds	—	1,731	1,731		—	—	1,731
Impairment of property, plant and equipment and lease assets	—	—	—		—	8,208	8,208
Other items	—	—	—		795	—	795
Adjustments from equity method investments	—	—	—		—	—	—
Income tax on items above and discrete tax items	—	—	—		—	—	—
NCI impact of items above	—	—	—		—	—	—
Adjusted (Non-GAAP)	$2,278,915	(2,122,384)	156,531	6.9%	(120,981)	656	$36,206
5 Other operating items for the three months ended September 30, 2026 is comprised of a $48.6 million gain on disposal of businesses and $2.0 million gain on asset sales, offset partially by $2.9 million of asset write-downs and impairment charges on property, plant and equipment and lease assets, as reported on the Dole plc GAAP Condensed Consolidated Statements of Operations.
6 Other operating items for the three months ended September 30, 2025 is comprised of asset write-downs and impairment charges on property, plant and equipment and lease assets of $8.4 million, offset partially by a gain on asset sales of $0.8 million and a gain on disposal of businesses of $0.1 million, as reported on the Dole plc GAAP Condensed Consolidated Statements of Operations.

	Three Months Ended September 30, 2026 (U.S. Dollars in thousands)
	Other (expense) income, net	Interest income	Interest expense	Income tax expense	Equity method earnings	Income from continuing operations	Loss from discontinued operations, net of income taxes
Reported (GAAP)	$(20)	3,762	(14,871)	(34,087)	4,638	48,303	—
Loss from discontinued operations, net of income taxes	—	—	—	—	—	—	—
Amortization of intangible assets	—	—	—	—	—	1,309	—
Mark to market (gains) losses	3	—	—	—	—	(74)	—
Gain on asset sales	—	—	—	—	—	(1,168)	—
Gain on disposal of businesses	—	—	—	—	—	(48,562)	—
Legal and restructuring costs	—	—	—	—	—	—	—
Asset write-downs, net of insurance proceeds	—	—	—	—	—	1,462	—
Impairment of property, plant and equipment and lease assets	—	—	—	—	—	2,762	—
Other items	45	—	—	—	—	298	—
Adjustments from equity method investments	—	—	—	—	60	60	—
Income tax on items above and discrete tax items	—	—	—	20,658	(97)	20,561	—
NCI impact of items above	—	—	—	—	—	—	—
Adjusted (Non-GAAP)	$28	3,762	(14,871)	(13,429)	4,601	24,951	$—

	Three Months Ended September 30, 2025 (U.S. Dollars in thousands)
	Other (expense) income, net	Interest income	Interest expense	Income tax expense	Equity method earnings	Income from continuing operations	Loss from discontinued operations, net of income taxes
Reported (GAAP)	$12,614	3,478	(16,641)	(6,100)	6,559	24,061	(10,236)
Loss from discontinued operations, net of income taxes	—	—	—	—	—	—	10,236
Amortization of intangible assets	—	—	—	—	—	1,845	—
Mark to market (gains) losses	(619)	—	—	—	—	(1,000)	—
Gain on asset sales	—	—	—	—	—	—	—
Gain on disposal of businesses	—	—	—	—	—	(143)	—
Asset write-downs, net of insurance proceeds	(9,988)	—	—	—	—	(8,257)	—
Impairment of property, plant and equipment and lease assets	—	—	—	—	—	8,208	—
Other items	—	—	—	—	—	795	—
Adjustments from equity method investments	—	—	—	—	272	272	—
Income tax on items above and discrete tax items	—	—	—	(2,310)	(51)	(2,361)	—
NCI impact of items above	—	—	—	—	—	—	—
Adjusted (Non-GAAP)	$2,007	3,478	(16,641)	(8,410)	6,780	23,420	$—

	Three Months Ended September 30, 2026 (U.S. Dollars and shares in thousands, except per share amounts)

	Net income	Net income attributable to noncontrolling interests	Net income attributable to Dole plc	Diluted net income per share
Reported (GAAP)	$48,303	$(9,792)	$38,511	$0.41
Loss from discontinued operations, net of income taxes	—	—	—
Amortization of intangible assets	1,309	—	1,309
Mark to market (gains) losses	(74)	—	(74)
Gain on asset sales	(1,168)	—	(1,168)
Gain on disposal of businesses	(48,562)	—	(48,562)
Legal and restructuring costs	—	—	—
Asset write-downs, net of insurance proceeds	1,462	—	1,462
Impairment of property, plant and equipment and lease assets	2,762	—	2,762
Other items	298	—	298
Adjustments from equity method investments	60	—	60
Income tax on items above and discrete tax items	20,561	—	20,561
NCI impact of items above	—	(209)	(209)
Adjusted (Non-GAAP)	$24,951	$(10,001)	$14,950	$0.16

Weighted average shares outstanding – diluted			94,927

	Three Months Ended September 30, 2025 (U.S. Dollars and shares in thousands, except per share amounts)

	Net income	Net income attributable to noncontrolling interests	Net income attributable to Dole plc	Diluted net income per share
Reported (GAAP)	$13,825	$(8,720)	$5,105	$0.05
Loss from discontinued operations, net of income taxes	10,236	—	10,236
Amortization of intangible assets	1,845	—	1,845
Mark to market (gains) losses	(1,000)	—	(1,000)
Gain on asset sales	—	—	—
Gain on disposal of businesses	(143)	—	(143)
Asset write-downs, net of insurance proceeds	(8,257)	—	(8,257)
Impairment of property, plant and equipment and lease assets	8,208	—	8,208
Other items	795	—	795
Adjustments from equity method investments	272	—	272
Income tax on items above and discrete tax items	(2,361)	—	(2,361)
NCI impact of items above	—	318	318
Adjusted (Non-GAAP)	$23,420	$(8,402)	$15,018	$0.16

Weighted average shares outstanding – diluted			95,979

Supplemental Reconciliation from Net Income attributable to Dole plc to Adjusted Net Income - Unaudited
The following information is provided to give quantitative information related to items impacting comparability. Refer to the 'Non-GAAP Financial Measures' section of this document for additional detail on each item.

	Nine Months Ended September 30, 2026 (U.S. Dollars in thousands)
	Revenues, net	Cost of sales	Gross profit	Gross Margin %	Selling, marketing, general and administrative expenses	Other operating items[7]	Operating Income
Reported (GAAP)	$7,207,761	(6,658,791)	548,970	7.6%	(399,675)	49,040	$198,335
Loss from discontinued operations, net of income taxes	—	—	—		—	—	—
Amortization of intangible assets	—	—	—		4,231	—	4,231
Mark to market (gains) losses	—	218	218		—	—	218
Gain on asset sales	—	—	—		—	(1,215)	(1,215)
Gain on disposal of businesses	—	—	—		—	(49,726)	(49,726)
Legal and restructuring costs	—	—	—		23,054	—	23,054
Asset write-downs, net of insurance proceeds	—	1,646	1,646		—	—	1,646
Impairment of property, plant and equipment and lease assets	—	—	—		—	3,745	3,745
Other items	—	363	363		244	—	607
Adjustments from equity method investments	—	—	—		—	—	—
Income tax on items above and discrete tax items	—	—	—		—	—	—
NCI impact of items above	—	—	—		—	—	—
Adjusted (Non-GAAP)	$7,207,761	(6,656,564)	551,197	7.6%	(372,146)	1,844	$180,895

	Nine Months Ended September 30, 2025 (U.S. Dollars in thousands)
	Revenues, net	Cost of sales	Gross profit	Gross Margin %	Selling, marketing, general and administrative expenses	Other operating items[8]	Operating Income
Reported (GAAP)	$6,806,746	(6,251,072)	555,674	8.2%	(366,341)	5,942	$195,275
Loss from discontinued operations, net of income taxes	—	—	—		—	—	—
Amortization of intangible assets	—	—	—		5,314	—	5,314
Mark to market (gains) losses	—	1,876	1,876		—	—	1,876
Gain on asset sales	—	—	—		—	(11,178)	(11,178)
Gain on disposal of businesses	—	—	—		—	(552)	(552)
Asset write-downs, net of insurance proceeds	—	(1,886)	(1,886)		—	—	(1,886)
Impairment of property, plant and equipment and lease assets	—	—	—		—	8,208	8,208
Other items	—	—	—		896	—	896
Adjustments from equity method investments	—	—	—		—	—	—
Income tax on items above and discrete tax items	—	—	—		—	—	—
NCI impact of items above	—	—	—		—	—	—
Adjusted (Non-GAAP)	$6,806,746	(6,251,082)	555,664	8.2%	(360,131)	2,420	$197,953
7 Other operating items for the nine months ended September 30, 2026 is comprised of a $49.7 million gain on disposal of businesses and a $3.3 million gain on asset sales, offset partially by $4.0 million of asset write-downs and impairment charges on property, plant and equipment and lease assets, as reported on the Dole plc GAAP Condensed Consolidated Statements of Operations.
8 Other operating items for the nine months ended September 30, 2025 is comprised of a $0.6 million gain on disposal of businesses and a $14.0 million gain on asset sales, offset partially by $8.6 million of asset write-downs and impairment charges on property, plant and equipment and lease assets, as reported on the Dole plc GAAP Condensed Consolidated Statements of Operations.

	Nine Months Ended September 30, 2026 (U.S. Dollars in thousands)
	Other (expense) income, net	Interest income	Interest expense	Income tax expense	Equity method earnings	Income from continuing operations	Loss from discontinued operations, net of income taxes
Reported (GAAP)	$8,387	12,334	(42,314)	(70,871)	15,294	121,165	—
Loss from discontinued operations, net of income taxes	—	—	—	—	—	—	—
Amortization of intangible assets	—	—	—	—	—	4,231	—
Mark to market (gains) losses	(7,565)	—	—	—	—	(7,347)	—
Gain on asset sales	—	—	—	—	—	(1,215)	—
Gain on disposal of businesses	—	—	—	—	—	(49,726)	—
Legal and restructuring costs	—	—	—	—	—	23,054	—
Asset write-downs, net of insurance proceeds	—	—	—	—	—	1,646	—
Impairment of property, plant and equipment and lease assets	—	—	—	—	—	3,745	—
Other items	1,437	—	—	—	—	2,044	—
Adjustments from equity method investments	—	—	—	—	(1,708)	(1,708)	—
Income tax on items above and discrete tax items	—	—	—	19,842	403	20,245	—
NCI impact of items above	—	—	—	—	—	—	—
Adjusted (Non-GAAP)	$2,259	12,334	(42,314)	(51,029)	13,989	116,134	$—

	Nine Months Ended September 30, 2025 (U.S. Dollars in thousands)
	Other (expense) income, net	Interest income	Interest expense	Income tax expense	Equity method earnings	Income from continuing operations	Loss from discontinued operations, net of income taxes
Reported (GAAP)	$(6,450)	9,473	(51,339)	(49,182)	23,352	121,129	(45,156)
Loss from discontinued operations, net of income taxes	—	—	—	—	—	—	45,156
Amortization of intangible assets	—	—	—	—	—	5,314	—
Mark to market (gains) losses	20,193	—	—	—	—	22,069	—
Gain on asset sales	—	—	—	—	—	(11,178)	—
Gain on disposal of businesses	—	—	—	—	—	(552)	—
Asset write-downs, net of insurance proceeds	(9,988)	—	—	—	—	(11,874)	—
Impairment of property, plant and equipment and lease assets	—	—	—	—	—	8,208	—
Other items	3,182	—	—	—	—	4,078	—
Adjustments from equity method investments	—	—	—	—	(7,160)	(7,160)	—
Income tax on items above and discrete tax items	—	—	—	(5,128)	636	(4,492)	—
NCI impact of items above	—	—	—	—	—	—	—
Adjusted (Non-GAAP)	$6,937	9,473	(51,339)	(54,310)	16,828	125,542	$—

	Nine Months Ended September 30, 2026 (U.S. Dollars and shares in thousands, except per share amounts)

	Net income	Net income attributable to noncontrolling interests	Net income attributable to Dole plc	Diluted net income per share
Reported (GAAP)	$121,165	$(25,373)	$95,792	$1.00
Loss from discontinued operations, net of income taxes	—	—	—
Amortization of intangible assets	4,231	—	4,231
Mark to market (gains) losses	(7,347)	—	(7,347)
Gain on asset sales	(1,215)	—	(1,215)
Gain on disposal of businesses	(49,726)	—	(49,726)
Legal and restructuring costs	23,054	—	23,054
Asset write-downs, net of insurance proceeds	1,646	—	1,646
Impairment of property, plant and equipment and lease assets	3,745	—	3,745
Other items	2,044	—	2,044
Adjustments from equity method investments	(1,708)	—	(1,708)
Income tax on items above and discrete tax items	20,245	—	20,245
NCI impact of items above	—	(893)	(893)
Adjusted (Non-GAAP)	$116,134	$(26,266)	$89,868	$0.94

Weighted average shares outstanding – diluted			95,462

	Nine Months Ended September 30, 2025 (U.S. Dollars and shares in thousands, except per share amounts)

	Net income	Net income attributable to noncontrolling interests	Net income attributable to Dole plc	Diluted net income per share
Reported (GAAP)	$75,973	$(21,990)	$53,983	$0.56
Loss from discontinued operations, net of income taxes	45,156	—	45,156
Amortization of intangible assets	5,314	—	5,314
Mark to market (gains) losses	22,069	—	22,069
Gain on asset sales	(11,178)	—	(11,178)
Gain on disposal of businesses	(552)	—	(552)
Asset write-downs, net of insurance proceeds	(11,874)	—	(11,874)
Impairment of property, plant and equipment and lease assets	8,208	—	8,208
Other items	4,078	—	4,078
Adjustments from equity method investments	(7,160)	—	(7,160)
Income tax on items above and discrete tax items	(4,492)	—	(4,492)
NCI impact of items above	—	(2,302)	(2,302)
Adjusted (Non-GAAP)	$125,542	$(24,292)	$101,250	$1.06

Weighted average shares outstanding – diluted			95,835

Supplemental Reconciliation of Prior Year Segment Results to Current Year Segment Results – Unaudited

	Revenue for the Three Months Ended
	September 30, 2025	Impact of Foreign Currency Translation	Impact of Acquisitions and Divestitures	Like-for-like Increase (Decrease)	September 30, 2026

	(U.S. Dollars in thousands)
Fresh Fruit	$890,356	$—	$(9,815)	$(61,843)	$818,698
Diversified Fresh Produce - EMEA	997,802	(5,605)	57,188	41,310	1,090,695
Diversified Fresh Produce - Americas & ROW	419,991	(613)	—	59,813	479,191
Intersegment	(29,234)	—	—	6,825	(22,409)
Total	$2,278,915	$(6,218)	$47,373	$46,105	$2,366,175

	Adjusted EBITDA for the Three Months Ended
	September 30, 2025	Impact of Foreign Currency Translation	Impact of Acquisitions and Divestitures	Like-for-like Increase (Decrease)	September 30, 2026

	(U.S. Dollars in thousands)
Fresh Fruit	$27,153	$135	$953	$535	$28,776
Diversified Fresh Produce - EMEA	40,740	(150)	(299)	(817)	39,474
Diversified Fresh Produce - Americas & ROW	12,876	(15)	—	2,950	15,811
Total	$80,769	$(30)	$654	$2,668	$84,061

	Revenue for the Nine Months Ended
	September 30, 2025	Impact of Foreign Currency Translation	Impact of Acquisitions and Divestitures	Like-for-like Increase (Decrease)	September 30, 2026

	(U.S. Dollars in thousands)
Fresh Fruit	$2,741,092	$—	$(9,815)	$(2,095)	$2,729,182
Diversified Fresh Produce - EMEA	2,990,686	118,861	57,188	57,715	3,224,450
Diversified Fresh Produce - Americas & ROW	1,169,752	1,388	—	168,176	1,339,316
Intersegment	(94,784)	—	—	9,597	(85,187)
Total	$6,806,746	$120,249	$47,373	$233,393	$7,207,761

	Adjusted EBITDA for the Nine Months Ended
	September 30, 2025	Impact of Foreign Currency Translation	Impact of Acquisitions and Divestitures	Like-for-like Increase (Decrease)	September 30, 2026

	(U.S. Dollars in thousands)
Fresh Fruit	$163,240	$(448)	$953	$(32,159)	$131,586
Diversified Fresh Produce - EMEA	117,384	5,022	(811)	(6,225)	115,370
Diversified Fresh Produce - Americas & ROW	42,085	(45)	—	12,139	54,179
Total	$322,709	$4,529	$142	$(26,245)	$301,135

Net Debt and Net Leverage Reconciliation – Unaudited
Net Debt is the primary measure used by management to analyze the Company’s capital structure. Net Debt is a non-GAAP financial measure, calculated as cash and cash equivalents, less current and long-term debt. It also excludes debt discounts and debt issuance costs. Net Leverage is calculated as total Net Debt divided by Last Twelve Months ("LTM") Adjusted EBITDA as of the period end. The calculation of Net Debt and Net Leverage as of September 30, 2026 is presented below. Net Debt as of September 30, 2026 was $491.3 million and Net Leverage was 1.3x.

	September 30, 2026	December 31, 2025

	(U.S. Dollars in thousands)
Cash and cash equivalents (Reported GAAP)	$295,777	$267,854
Debt (Reported GAAP):
Long-term debt, net	(716,830)	(799,814)
Current maturities	(47,565)	(57,668)
Bank overdrafts	(16,798)	(9,611)
Total debt, net	(781,193)	(867,093)
Add: Debt discounts and debt issuance costs (Reported GAAP)	(5,933)	(7,237)
Total gross debt	(787,126)	(874,330)
Net Debt (Non-GAAP)	$(491,349)	$(606,476)
LTM Adjusted EBITDA (Non-GAAP)	373,802	395,376
Net Leverage (Non-GAAP)	1.3x	1.5x

Last Twelve Months ("LTM") Adjusted EBITDA
FY'25 Adjusted EBITDA	395,376	395,376
Less: Q3'25 YTD Adjusted EBITDA	(322,709)
Plus: Q3'26 YTD Adjusted EBITDA	301,135
LTM Adjusted EBITDA	$373,802	$395,376

Free Cash Flow from Continuing Operations Reconciliation – Unaudited

	Nine Months Ended
	September 30, 2026	September 30, 2025

	(U.S. Dollars in thousands)
Net cash provided by operating activities - continuing operations (Reported GAAP)	$123,681	$26,941
Less: Capital expenditures (Reported GAAP)	(64,382)	(93,101)
Free cash flow from continuing operations (Non-GAAP)	$59,299	$(66,160)

Non-GAAP Financial Measures
Dole plc’s results are determined in accordance with U.S. GAAP.
In addition to its results under U.S. GAAP, in this Press Release, we also present Dole plc’s Adjusted EBIT, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Free Cash Flow from Continuing Operations, Net Debt and Net Leverage, which are supplemental measures of financial performance that are not required by, or presented in accordance with, U.S. GAAP (collectively, the "non-GAAP financial measures"). We present these non-GAAP financial measures, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our operating results, cash flows or any other measure prescribed by U.S. GAAP. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items or that any projections and estimates will be realized in their entirety or at all. In addition, adjustment items that are excluded from non-GAAP results can have a material impact on equivalent GAAP earnings, financial measures and cash flows.
Adjusted EBIT is calculated from GAAP net income by: (1) subtracting the income or adding the loss from discontinued operations, net of income taxes; (2) adding the income tax expense or subtracting the income tax benefit; (3) adding interest expense; (4) adding mark to market losses or subtracting mark to market gains related to unrealized impacts from certain derivative instruments and foreign currency denominated borrowings, realized impacts on noncash settled foreign currency denominated borrowings, net foreign currency impacts on liquidated entities and fair value movements on contingent consideration; (5) other items which are separately stated based on materiality, which during the three and nine months ended September 30, 2026 and September 30, 2025, included subtracting the gain or adding the loss on the disposal of business interests, subtracting the gain or adding the loss on asset sales for assets held for sale and actively marketed property or sales-type leases, adding impairment charges or held for sale classification losses on property, plant and equipment and lease assets, adding or subtracting asset write-downs from extraordinary events, net of insurance proceeds, subtracting interest income on deferred transaction consideration, adding acquisition and transaction costs, adding restructuring charges and costs for legal matters not in the ordinary course of business and adding debt refinancing expenses; and (6) the Company’s share of these items from equity method investments.
Adjusted EBITDA is calculated from GAAP net income by: (1) subtracting the income or adding the loss from discontinued operations, net of income taxes; (2) adding the income tax expense or subtracting the income tax benefit; (3) adding interest expense; (4) adding depreciation charges; (5) adding amortization charges on intangible assets; (6) adding mark to market losses or subtracting mark to market gains related to unrealized impacts from certain derivative instruments and foreign currency denominated borrowings, realized impacts on noncash settled foreign currency denominated borrowings, net foreign currency impacts on liquidated entities and fair value movements on contingent consideration; (7) other items which are separately stated based on materiality, which during the three and nine months ended September 30, 2026 and September 30, 2025, included subtracting the gain or adding the loss on the disposal of business interests, subtracting the gain or adding the loss on asset sales for assets held for sale and actively marketed property or sales-type leases, adding impairment charges or held‑for‑sale losses on property, plant and equipment and lease assets, adding or subtracting asset write-downs from extraordinary events, net of insurance proceeds, subtracting interest income on deferred transaction consideration, adding acquisition and transaction costs, adding restructuring charges and costs for legal matters not in the normal course of business and adding debt refinancing expenses; and (8) the Company’s share of these items from equity method investments.
Last Twelve Months ("LTM") Adjusted EBITDA is calculated as Adjusted EBITDA, as defined above, for the last twelve months as of the period end, which for the nine months ended September 30, 2026, is calculated as subtracting the Adjusted EBITDA for the nine months ended September 30, 2025 from the Adjusted EBITDA for the year ended December 31, 2025 and then adding Adjusted EBITDA for the nine months ended September 30, 2026. LTM Adjusted EBITDA for the year ended December 31, 2025 is the same as Adjusted EBITDA for the year ended December 31, 2025.
Adjusted Net Income is calculated from GAAP net income attributable to Dole plc by: (1) subtracting the income or adding the loss from discontinued operations, net of income taxes; (2) adding amortization charges on intangible assets; (3) adding mark to market losses or subtracting mark to market gains related to unrealized impacts from certain derivative instruments and foreign currency denominated borrowings, realized impacts on noncash settled foreign currency denominated borrowings, net foreign currency impacts on liquidated entities and fair value movements on contingent consideration; (4) other items which are separately stated based on materiality, which during the three and nine months ended September 30, 2026 and September 30, 2025, included subtracting the gain or adding the loss on the disposal of business interests, subtracting the gain or adding the loss on asset sales for assets held for sale and actively marketed property or sales-type leases, adding impairment charges or held for sale classification losses on property, plant and equipment and lease assets, adding or subtracting asset write-downs from extraordinary events, net of insurance proceeds, adding acquisition and transaction costs, adding restructuring charges and costs for legal matters not in the normal course of business and adding debt refinancing expenses; (5) the Company’s share of these items from equity method investments; (6) excluding the tax effect of these items and discrete tax adjustments; and (7) excluding the effect of these items attributable to non-controlling interests.
Adjusted Earnings per Share is calculated from Adjusted Net Income divided by diluted weighted average number of shares in the applicable period.
Net Debt is a non-GAAP financial measure, calculated as GAAP cash and cash equivalents, less GAAP current and long-term debt. It also excludes GAAP unamortized debt discounts and debt issuance costs.
Net Leverage is a non-GAAP financial measure, calculated as Net Debt divided by LTM Adjusted EBITDA, both of which are defined above.
Free cash flow from continuing operations is calculated from GAAP net cash used in or provided by operating activities for continuing operations less GAAP capital expenditures.
Like-for-like basis refers to the U.S. GAAP measure or non-GAAP financial measure excluding the impact of foreign currency translation movements and acquisitions and divestitures. The impact of foreign currency translation represents an estimate of the effect of translating the results of operations denominated in a foreign currency to U.S. Dollar at prior year average rates, as compared to current year average rates.
Dole is not able to provide a reconciliation for projected FY'26 results without taking unreasonable efforts.